UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2004

JDA Software Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27876 (Commission File Number)	86-0787377 (IRS Employer Identification No.)

14400 North 87th Street
Scottsdale, Arizona	85260-3649
(Address of principal executive offices)	(Zip Code)

(480) 308-3000
(Registrant’s telephone number, including area code)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-99.1

Item 5. Other Events.

     On June 17, 2004, JDA Software Group, Inc. (“JDA”), CVP2 Corp. (“Merger Sub”) and QRS Corporation, a Delaware corporation (“QRS”), entered into an Agreement and Plan of Merger (the “Agreement”), under which Merger Sub will be merged with and into QRS (the “Merger”), with QRS continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of JDA. Under the Agreement, QRS’ stockholders will receive 0.5 share of JDA common stock for each share of QRS’ common stock they own. The Agreement has been approved by the respective Board of Directors of QRS and JDA, and the transactions contemplated thereby are subject to the approval of the respective stockholders of JDA and QRS, any required antitrust clearance and other customary closing conditions. The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

2.1	Agreement and Plan of Merger dated as of June 17, 2004, by and among JDA Software Group, Inc., QRS Corporation and CVP2 Corp., including the forms of Voting Agreement attached as Exhibit A and Exhibit B thereto.

99.1	Press Release dated June 17, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDA Software Group, Inc.

Date:   June 18, 2004

By:	/s/ Kristin L. Magnuson

Kristin L. Magnuson
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
2.1	Agreement and Plan of Merger dated as of June 17, 2004, by and among
JDA Software Group, Inc., QRS Corporation and CVP2 Corp., including the forms of Voting Agreement attached as Exhibit A and Exhibit B thereto.

99.1	Press Release dated June 17, 2004.